UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 20, 2008

Corinthian Colleges, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-25283	33-0717312
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6 Hutton Centre Drive, Suite 400, Santa Ana, California		92707
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(714) 427-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On February 20, 2008, Corinthian Colleges, Inc. ("Corinthian," the "Company," "we" or "us") received notice that Sallie Mae will no longer provide "serial" subprime private loans for current students in our degree-granting programs. This change means that although Sallie Mae will continue to fund all current subprime loans on the books, it will not provide new "serial", or subsequent, loans for these students. Our previous understanding was that Sallie Mae would provide serial loans for current students through the completion of their programs. Title IV loans for current and future students are not affected by this policy change.

Because the majority of our students are enrolled in programs that are less than twelve months in duration, we do not believe this change will have a material adverse effect on the Company. We continue to explore alternative funding sources for our students and remain confident that we will be able to arrange financing for the vast majority of current and incoming students. The earnings guidance we issued on January 29, 2008 remains unchanged. We expect diluted earnings per share for continuing operations of $0.40 - $0.45 in fiscal 2008, and believe it is likely that we will be at the low end of that range.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this Report on Form 8-K may be deemed to be forward-looking statements under the Private Securities Litigation Reform Act of 1995. The Company intends that all such statements be subject to the "safe-harbor" provisions of that Act. Such statements include, but are not limited to, those pertaining to our expectations regarding Sallie Mae honoring its further disbursement obligations to current students in this academic year, and our expectations regarding fiscal 2008 earnings per share. Many factors may cause the company's actual results to differ materially from those discussed in any such forward-looking statements, including: risks associated with unfavorable changes in the cost or availability of alternative loans for our students; potential higher bad debt expense or reduced revenue associated with requiring students to pay more of their educational expenses while in school; the potential inability or failure of the Company to develop underwriting guidelines that will limit the risk to student loan defaults; increased competition; the Company's effectiveness in its regulatory compliance efforts; general market conditions (including credit market conditions); and other risks and uncertainties described in the Company's filings with the U.S. Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Corinthian Colleges, Inc.

February 25, 2008	By:	Kenneth S. Ord

Name: Kenneth S. Ord
Title: Executive Vice President and Chief Financial Officer